Kraton Polymers LLC Third Quarter Earnings Call November 12, 2008 Exhibit 99.1

Disclaimers
Forward Looking Statements
This presentation may include “forward-looking statements” which are statements other than statements of historical fact and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,”
“may,” “will,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this presentation are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.
GAAP Disclaimer
This presentation includes non-GAAP financial measures including EBITDA and LTM Bank EBITDA. Investors should consider these measures, which we believe investors consider useful in assessing our performance and compliance with our financial covenants, together with the GAAP measures from our financial statements. A reconciliation of the non-GAAP financial measures used in this presentation to the most directly comparable GAAP measures can be found in our press release dated November 12, 2008.

Third Quarter 2008 Recap
Cost-Out /
Efficiency Gains
Pernis SIS shutdown delivering expected results
New RTS facility lease – custom designed and cost out
Paulinia Brazil workflow improvement project on track – cost out in excess of $1 million per year
Innovation
Innovation revenue trending toward 15% of revenue and ahead of our record 2007 pace
Commercialized our latest innovation product MD 6705
Reorganized end uses and created marketing services group – all focused on accelerating new products to market
Financial
Covenants /
Capital
Structure
Solid third quarter and year-to-date results
$47 million improvement in LTM Bank EBITDA from YE 2007
$84 million cash-on-hand at September 30, 2008 with revolver draw of $50MM
Headwinds
Monomer and energy costs continue to escalate:
Butadiene cost increases continue into October and have doubled since December 31, 2007
Current expectation is an increase in supply and a lower cost in the long term
Uncertain global economic conditions

14%
19%
20%
17%
Revenue and Innovation Growth
19%
31%
30%
28%
5%
9%
12%
13%
2005 2006 2007 YTD 2008
New Innovations
(2)
Innovation revenue defined as revenues of products introduced within the last 5 years
Q3 2008 vs. Q3 2007 Revenue    Change By End-Use
Adhesives,
Sealants,
and Coatings
Total
Advanced
Materials
Paving
and
Roofing
(1)
Excludes footwear and noncore high styrenics, which aggregate approximately 2% of revenue
YTD 2008 vs. YTD 2007 Revenue Change By End-Use
Adhesives,
Sealants,
and Coatings
Total Advanced
Materials
Paving
and
Roofing
Innovation Revenue as a % of Total Revenue
(2)
(1)
(1)

Third Quarter and YTD 2008 Financial Performance

Summary Financial Information
($MM)
2.56 3.93 Interest Coverage
5.22 3.94 Leverage
$      538 $  576 Total Debt
$ 99 $ 146 LTM Bank EBITDA
(2)
$ 63 $ 111 $ 26 $ 61 EBITDA
(1)
$ 832 $ 994 $ 290 $ 382 Total Operating Revenues
275 261 96 90 Sales Volume (kT)
2007 2008 2007 2008
YTD September 30 Third Quarter
(1) EBITDA is used by management to evaluate operating performance. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) as an indicator of operating performance.
(2) LTM Bank EBITDA is defined as EBITDA adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the senior secured credit facility.

Sales ByProduct
$26
$61
YTD May
'07
YTD May
'08
Third Quarter 2008 Financial Summary
Volume decline 6kt, mainly
feedstock constraint driven
Price & mix up $70 million
Price and mix more than
offset increase in
feedstocks and other costs
of production and lower
volume
Margin up 870 basis points
Over 60% pull through
from gross profit to EBITDA
EBITDA margin increased to
16%
Operating Revenue ($MM)
EBITDA ($MM)
$290
$382
$284 $363
$19
$46
$94
YTD May '07 YTD May '08
Gross Profit ($MM)
2007 2008
$6
2008 2007
2007
2008

$111
$63
YTD May
'07
YTD May
'08
Revenue
Sales ByProduct
Year to Date 2008 Financial Summary
Volume decline of 14.6kt,
mainly feedstock constraint
driven
Price & mix up $106 million
Price and mix more than
offset increase in feedstocks
and other costs of
production and lower
volume
Margin up 500 basis points
$48 million improvement
includes more than $7
million of “one time”
increases associated with
restructuring and related
charges
Operating Revenue ($MM)
Financial EBITDA ($MM)
$832
$994
$20
$812 $948
$46
2007
2007
2008
Gross Profit ($MM)
2008
$206
$130
2007
2008

Capitalization Table and Covenants
LTM Bank EBITDA
(1)
($MM)
Leverage A/O
September 30
$ 575.9
(36.9)
(13.0)
49.9
$ 539.0
Total Debt
$ 491.7
1.0
---
---
$ 490.7
Net Debt
$ 84.2
35.9
---
35.9
$ 48.3
Cash
$ --- $ 200.0 $ 325.9 $ 50 September 30, 2008
(0.5) --- (12.6) 50 Total changes
(3.0) --- (10.0) ---
Voluntary
repayments
2.5 --- (2.6) 50
Scheduled increase
(decrease)
$ 0.5 $ 200.0 $ 338.5 $ --- December 31, 2007
January 2014 May 2013 May 2011 Maturity
8.125% L + 200 L + 250 Rate
Insurance
Bond Sr. Notes Term Revolver
(1)
LTM Bank EBITDA includes $9.6mm Equity Cure
$98.9
$104.1
$115.8
3.94
3.93
2.50
4.95
Interest Coverage A/O
September 30
$146.0
Actual
Covenant Actual
Covenant
12/31/07
3/31/08
6/30/08 9/30/08

Status Of Our 2008 Roadmap Plan
Make It Happen
Smart Pricing
Balance the value created for our customers
Feedstock and energy cost headwinds continue……
…..countered by price increases, cost outs, and innovation
Leverage global procurement to mitigate monomer
constraints
Restructure
Footprint
Optimize our production asset base consistent with
our growth and innovation requirements
Pernis SIS closure and RTS restructuring completed
Paulina process redesign project well underway
Organizational
Efficiency
Organizational efficiency actions taken to date
are yielding the desired results:
Reorganized end uses and created marketing services group
Focused on accelerating new products to market
Investing in our
Future
Capture growth opportunities and cost outs
System upgrade and control optimization at Belpre site which will improve competitiveness and operating efficiency
$30 million to $32 million capex plan for 2008
Project pipeline robust

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